EXHIBIT 32.0
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Mattel, Inc. a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), Roger Lynch, Chairman and Chief Executive Officer, and Peter Griffith, Chief Financial Officer, of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) that, to his knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 5, 2026	By:	/s/ Roger Lynch
Roger Lynch
Chairman and Chief Executive Officer

/s/ Peter Griffith
Peter Griffith
Chief Financial Officer